                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CVB Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                              CVB FINANCIAL CORP.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1997


TO THE SHAREHOLDERS OF CVB FINANCIAL CORP.:

                 NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of CVB Financial Corp. (the "Company") will be held at the Red Lion Inn, 222 North Vineyard, Ontario, California 91764 on Wednesday, May 21, 1997, at 7:00 p.m., for the following purposes, all as set forth in the attached Proxy Statement:

                 1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following seven persons are the Board of Directors' nominees:

                          George A. Borba          Charles M. Magistro
                          John A. Borba            James C. Seley
                          Ronald O. Kruse          D. Linn Wiley
                          John J. LoPorto

                 2. AMENDMENT OF THE 1991 STOCK OPTION PLAN. To approve an amendment to the Company's 1991 Stock Option Plan so that, among other things, stock options awarded under the 1991 Stock Option Plan can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.

                 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Deloitte & Touche as the Company's independent public accountants for the year ending December 31, 1997.

                 4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

                 The Bylaws of the Company provide for the nomination of directors in the following manner:

                 "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to
Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee."

          Only those shareholders of record at the close of business on April 1, 1997 shall be entitled to notice of and to vote at the Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                     By Order of the Board of Directors

                                     /s/ DONNA MARCHESI
                                     -----------------------
                                     DONNA MARCHESI
                                     Corporate Secretary


Dated:  April 15, 1997

                              CVB FINANCIAL CORP.
                       701 NORTH HAVEN AVENUE, SUITE 350
                           ONTARIO, CALIFORNIA 91764
                                 (909) 980-4030

                       -----------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1997

                       -----------------------------------

                                  INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CVB Financial Corp. (the "Company") for use at its Annual Meeting of Shareholders (the "Meeting") to be held at the Red Lion Inn, 222 North Vineyard, Ontario, California 91764 on Wednesday, May 21, 1997, at 7:00 p.m., and at any and all adjournments thereof. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to shareholders on or about April 18, 1997.


MATTERS TO BE CONSIDERED

          The matters to be considered and voted upon at the Meeting are:

          1. ELECTION OF DIRECTORS. To elect seven persons to the Board of Directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified.

          2. AMENDMENT OF THE 1991 STOCK OPTION PLAN. To approve an amendment (the "Option Amendment") to the Company's 1991 Stock Option Plan (the "Option Plan") so that, among other things, stock options awarded under the Option Plan can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.

          3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Deloitte & Touche as the Company's independent public accountants for the year ending December 31, 1997.

          4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

COSTS OF SOLICITATION OF PROXIES

          The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of Directors of the Company determines that this is advisable.

OUTSTANDING SECURITIES, VOTING RIGHTS AND REVOCABILITY OF PROXIES

          There were issued and outstanding 10,018,534 shares of the Company's common stock, no par value per share ("Common Stock"), on April 1, 1997, which has been set as the record date (the "Record Date") with respect to this solicitation for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The Company's Articles of Incorporation also authorize the issuance of up to 20,000,000 shares of Serial Preferred Stock of which no shares are presently issued and outstanding.

          Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting prior to the voting of his or her intention to vote his or her shares cumulatively. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

          In the election of directors, the seven candidates receiving the highest number of votes are elected. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors, and the return of an executed proxy shall grant such authority.

          Approval of the Option Amendment requires the affirmative vote of a majority of the shares of the Company's Common Stock present at the Meeting in person or by proxy and entitled to vote. Ratification of the appointment of Deloitte & Touche as the Company's independent public accountants requires the affirmative vote of the majority of the shares of the Company's Common Stock present at the Meeting in person or by proxy and entitled to vote.

          A proxy for use at the Meeting is enclosed. The proxy must be signed by you or your authorized agent. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified in respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for directors set forth herein, "FOR" the Option Amendment, and "FOR" the ratification of Deloitte & Touche as the Company's independent public accountants for the year ending December 31, 1997. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If, however, any other matters properly are presented at the Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the proxy holders. Abstentions from voting on any matter other than the election of directors will have the effect of a vote "AGAINST" the proposal.

          If you hold your shares of Company Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of Common Stock, your broker or nominee may, in its discretion, vote your shares of Common Stock "FOR" the election of the nominees for director set forth herein, "FOR" the Option Amendment, and "FOR" ratification of the appointment of Deloitte & Touche as the Company's independent public accountants for the year ending December 31, 1997.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

          The following table sets forth the beneficial ownership of Common Stock as of the Record Date by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of

Common Stock, by each executive officer, director and nominee for director of the Company, and by all directors and executive officers as a group:

                                                       COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                              ----------------------------------
                                               NUMBER                 PERCENT
             NAME                             OF SHARES(3)           OF CLASS(4)
             ----                             ------------         -------------
George A. Borba (2)                              1,705,446 (5)         16.96%
     Chairman of the Board and Nominee
John A. Borba                                      437,273 (5)          4.35%
     Director and Nominee
Ronald O. Kruse (2)                                540,484 (5)          5.37%
     Director and Nominee
John J. LoPorto                                    258,043 (5)(6)       2.56%
     Director and Nominee
Charles M. Magistro (2)                            719,000 (5)          7.15%
     Director and Nominee
John Vander Schaaf (2)                             754,369 (5)          7.50%
     Director
James C. Seley                                         605              *
     Director and Nominee
D. Linn Wiley, President, Chief
     Executive Officer, Director and               194,928 (7)          1.93%
      Nominee
Frank Basirico, Executive                            1,306 (8)           *
     Vice President
Vincent Breitenberger, Executive Vice               42,098               *
     President
Jay W. Coleman, Executive                           66,056 (9)           *
     Vice President
Edward Pomplun, Executive                                0               0
     Vice President
Robert J. Schurheck, Executive Vice President,      61,105 (10)          *
     Chief Financial Officer
Directors and Executive Officers                 4,780,713 (11)        47.49%
     (13 persons)

*       Less than 1%.

1/ In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

2/ The address of each of these persons is care of the Company: 701 North Haven Avenue, Suite 350, Ontario, California 91764.

3/ Except as otherwise noted below, each nominee directly or indirectly has sole or shared voting and investment power with respect to the shares listed.

4/ The percentage for each of these persons or group is based upon the total number of shares of the Company's (footnotes continued)

        Common Stock outstanding as of the Record Date plus the shares which the respective individual or group has the right to acquire within 60 days after the Record Date by the exercise of stock options vested pursuant to the Company's 1991 Stock Option Plan.

5/ Includes 40,265 shares which each individual has the right to acquire within 60 days after the Record Date by the exercise of stock options vested pursuant to the Company's 1991 Stock Option Plan.

6/ Includes 1,038 shares held by Mr. LoPorto as Custodian for his grandchildren.

7/ Includes 82,193 shares which Mr. Wiley has the right to acquire within 60 days after the Record Date by the exercise of options vested pursuant to the Company's 1991 Stock Option Plan.

8/ Represents 1,306 shares which Mr. Basirico has the right to acquire within 60 days after the Record Date by the exercise of options vested pursuant to the Company's 1991 Stock Option Plan.

9/ Includes 66,056 shares which Mr. Coleman has the right to acquire within 60 days after the Record Date by the exercise of stock options vested pursuant to the Company's 1991 Stock Option Plan.

10/ Includes 31,955 shares which Mr. Schurheck has the right to acquire within 60 days after the Record Date by the exercise of stock options vested pursuant to the Company's 1991 Stock Option Plan.

11/ Includes 423,100 shares which members of the group have the right to acquire within 60 days after the Record Date by the exercise of stock options vested pursuant to the Company's 1991 Stock Option Plan.


                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

          The Bylaws of the Company provide that the number of directors shall be not less than seven nor more than 13 until changed by a bylaw amending
Section 3.3 of the Company's Bylaws, duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof duly adopted by the vote or written consent of the Company's Board of Directors. The number of directors currently is fixed at eight, but will be fixed at seven immediately prior to the Meeting.

          The persons named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified. John Vander Schaaf, who is a current director of the Company, will retire as of May 21, 1997, and accordingly is not standing for reelection. Each of these persons is also a member of the Board of Directors of the Company's principal subsidiary, Citizens Business Bank (the "Bank"). Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of said seven nominees, or as many thereof as possible, under applicable voting rules. In the event that any of the nominees should be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

          The following table sets forth certain information, as of December 31, 1996, with respect to those persons who are to be nominated by the Board of Directors for election as directors.

                                                        Principal                          Year First
                                                       Occupation                          Elected or
                                                        For Past                            Appointed
 Name and Position                                     Five Years                Age       a Director
 -----------------                                     ----------                ---       ----------
 George A. Borba 1/                         Dairy Farmer, George Borba & Son      64          1981
   Chairman of the Board                    Dairy

 John A. Borba 1/                           Dairy Farmer, John Borba & Sons       69          1981
   Director

 Ronald O. Kruse                            Chairman, Kruse Investment Co.,       58          1981
     Vice Chairman of the Board and         Inc. 2/
     Director

 John J. LoPorto                            Investor                              64          1981
   Director

 Charles M. Magistro                        Physical Therapy Consultant           72          1981
     Vice Chairman of the Board and
     Director

 James C. Seley                             Trustee, Seley Family Trust           55          1996
   Director

 D. Linn Wiley                              President and Chief Executive         58          1991
     President, Chief Executive Officer     Officer, CVB Financial Corp. and
     and Director                           Citizens Business Bank

----------

 1/      George A. Borba and John A. Borba are brothers.

 2/ Prior to joining Kruse Investment Co., Inc., Mr. Kruse was Chairman of O.H. Kruse Grain & Milling from 1974 through August 31, 1995.


THE BOARD OF DIRECTORS AND COMMITTEES

          The Company has seven standing committees including an Audit Committee, a Personnel Committee and a Stock Option Committee. As the Company has no nominating committee, the procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders.

          The Audit Committee of the Company, which held 12 meetings in 1996, is chaired by Mr. J. Borba, and Messrs. R. Kruse, J. LoPorto, J. Seley (effective July 1, 1996), and J. Vander Schaaf (through May 21, 1997) are members. The purpose of the Audit Committee, among other things, is to direct the activities of the external auditors of the Bank in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders and employees of the Company and Bank. It is also the responsibility of this committee to recommend to the Board of Directors the appointment of independent accountants and to make certain that the external auditors have the necessary freedom and independence to freely examine all the Bank records.

          The Personnel Committee of the Company, which held three meetings during 1996, is chaired by Mr. C. Magistro, and Messrs. G. Borba, J. Borba, R. Kruse, J. Seley (effective July 1, 1996), and D.L. Wiley are members. The purpose of the Personnel Committee is to approve issues related to the compensation of the officers and employees of the Bank.

          The Stock Option Committee of the Company, which held two meetings during 1996, is chaired by Mr. G. Borba, and Messrs. J. Borba, R. Kruse, J. LoPorto, C. Magistro, J. Seley (effective July 1, 1996), and J. Vander Schaaf (through May 21, 1997) are members. The purpose of the Stock Option Committee is to administer the Company's stock option plans, including making all decisions regarding the grant of options thereunder.

          During the year ended December 31, 1996, the Board of Directors of the Company held a total of 12 meetings, and the Board of Directors of the Bank held a total of 12 meetings. All of the persons who were directors of the Company and the Bank during 1996 attended at least 75% of the aggregate of (i) the total number of such Company and Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of the Company or Bank on which he served during such year.


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          Summary of Cash and Certain Other Compensation

                 The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the five most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996 (the "Named Executives"). Information is provided for Mr. Vincent Breitenberger who retired from the Company and the Bank on January 31, 1997, and for Mr. Frank Basirico, whose service as an executive officer commenced in October, 1996, and who has succeeded Mr. Breitenberger.

                           SUMMARY COMPENSATION TABLE

                                                                                                    Long-Term
                                                                                                  Compensation
                                                                                                  ------------
                                                                 Annual Compensation                  Awards
                                                      -----------------------------------------   -------------
                                                                                 Other Annual        Options/         All Other
         Name and Principal Position         Year     Salary($)    Bonus($)     Compensation($)    SARs(#)(1)     Compensation($)
         ---------------------------         ----     ---------    --------     ---------------   --------------  ---------------
D. LINN WILEY                                1996     628,179(3)    204,750          --                    0          12,000
President and Chief Executive Officer        1995     516,357(3)    187,680          --                4,174          11,996
                                             1994     660,775(3)    227,825          --                    0          32,920

FRANK BASIRICO                               1996     125,000        7,500           --               22,000           6,651
Executive Vice President and Senior Loan     1995      83,137        3,088           --                   --           6,651
Officer of the Bank                          1994      79,258        2,944           --                   --           6,341

VINCENT T. BREITENBERGER                     1996     207,250       63,730           --                    0          12,000
Executive Vice President and Senior Loan     1995     197,400       93,765           --                8,179          11,996
Officer of the Bank                          1994     188,000       83,950           --                    0          28,183

JAY W. COLEMAN                               1996     147,500       33,188           --                    0          12,000
Executive Vice President of Sales and        1995     140,000       30,450           --                8,179          11,996
Service Division of the Bank                 1994     132,500       34,020           --                    0          25,130

EDWIN POMPLUN                                1996     110,000       20,350           --                5,500             0
Executive Vice President and Trust Division  1995       N/A            N/A           N/A                 N/A            N/A
Manager of the Bank                          1994       N/A            N/A           N/A                 N/A            N/A

ROBERT J. SCHURHECK                          1996     145,000       40,238           --                    0          12,000
Chief Financial Officer of the Company and   1995     135,000       36,450           --                8,179          11,996
Executive Vice President/Chief Financial     1994     126,000       33,300           --                    0          21,178
Officer of the Bank

----------

(1) Represents options that were granted, retroactively adjusted for the 10% stock dividends paid in January 1997 and January 1996, as applicable.

(2) Represents amounts contributed by the Bank to the Profit Sharing Plan and allocated to the Named Executives vested or unvested account under such plan.

(3) Includes $278,179 for 1996, $176,357 for 1995 and $335,775 for 1994 that represents the dollar value of the 14,641 shares of Common Stock, 13,310 shares of Common Stock and 24,200 shares of Common Stock on the date such stock was granted in 1996, 1995 and 1994, respectively, to Mr. Wiley pursuant to his employment agreement. See "DIRECTORS AND EXECUTIVE OFFICERS--Compensation of Executive Officers and Directors--Employment Agreements and Termination of Employment Arrangements."

        Employment Contracts and Termination of Employment and Change-in-Control Arrangements

                 The Company and the Bank entered into an agreement with Mr.
Wiley, dated August 8, 1991, which sets forth the compensation Mr. Wiley will receive for his services as President and Chief Executive Officer of the Company and the Bank. The agreement provides for an annual base salary of at least $300,000. The agreement further provides for Mr. Wiley to receive an annual bonus of up to $200,000 for each year after 1991 depending on the attainment of certain goals. In addition, as compensation for each full year of service, the agreement provides that Mr. Wiley will receive an unrestricted, fully vested and non-forfeitable Common Stock grant, together with certain additional cash compensation, on August 21 of each year commencing with August 21, 1992. The number of shares to be granted each year is as follows (subject to standard anti-dilution adjustments including the 10% stock dividends paid by the Company in January 1993, January 1994, January 1995, January 1996 and
January 1997):   10,000 shares in 1992, 20,000 shares in 1993, 20,000 shares in
1994, 10,000 shares in 1995, 10,000 shares in 1996 and 10,000 shares in 1997.
In the event there is a change in control of the Company, or Mr. Wiley is terminated for any reason, other than for cause, he shall be entitled to receive a sum equal to one year's base salary at the rate being paid to him at the time of such termination, unless Mr. Wiley accepts employment with the acquiring company. Additionally, the agreement provides for certain other benefits, including the grant of an option to purchase 50,000 shares of Common Stock (which grant was made in 1991) at an exercise price equal to the fair market value of such stock on the date of grant, use of an automobile, a country club membership, participation in the Bank's Profit Sharing Plan and medical and life insurance benefits.

                 In September 1996, the Bank entered into severance compensation agreements with each of its Named Executive Officers, except for Mr. Wiley and Mr. Breitenberger. These agreements provide that in the event that a "Change of Control," as defined below, occurs during the employment of the executive and (i) the executive's employment is terminated by the Company or the Bank or any successor thereto, other than for cause, within one year of the completion of such Change of Control, or (ii) the executive terminates or resigns employment for Good Reason, as defined below, within one year of the completion of such Change in Control, the executive shall receive an amount equal to the executive's annual base compensation for the last calendar year ended immediately preceding the Change in Control. Such amount shall be paid in a lump sum within five days after the effective date of termination of the executive's employment.

                 "Change in Control" has occurred if:

                 (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of the Company or the Bank possessing more than 50% of the total voting power of the Company's or the Bank's stock; provided, however, that this is not applicable to any person who is, as of the date of the severance compensation agreement, a director of the Company or the Bank;

                 (ii) a majority of the members of the Company's or the Bank's directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's or the Bank's board prior to the date of the appointment or election;

                 (iii) a merger or consolidation where the holders of the Bank's or the Company's voting stock immediately prior to the effective date of such merger or consolidation own less than 50% of the voting stock of the entity surviving such merger or consolidation; or

                 (iv) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total fair market value greater than 50% of the total fair market value of all of the Bank's assets immediately before the acquisition or acquisitions; provided, however, transfer of assets which otherwise would satisfy the requirements of this subsection will not be treated as a change in the ownership of such assets if the assets are transferred to:

                          (A) an entity, 50% or more of the total value or
voting power of which is owned directly or indirectly by the Company or the Bank;

                          (B) a person, or more than one person acting as a
group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company or the Bank; or

                          (C) an entity, at least 50% of the total value or
voting power is owned, directly or indirectly by a person who owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Bank.

                 "Good Reason" means (i) the executive's then current level of annual base salary is reduced; (ii) there is any reduction in the employee benefit coverage provided to the executive (including pension, profit sharing, deferred compensation, life insurance and health insurance, but not including incentive bonuses) from the coverage levels in effect immediately prior to the Change in Control, unless that company or the Bank provide substantially equivalent employee benefits to the Executive; (iii) the executive suffers a material diminution in executive's title, authority, position, reporting relationship, responsibilities or offices; (iv) there is a relocation of the executive's principal business office by more than fifty miles from its existing location or (v) the Company or the Bank fail to obtain assumption of any employment relating to executive by any successor or assign of the Bank.

         Stock Options

                 The following table provides information with respect to stock options to purchase shares of Common Stock or other securities of the Company granted during the fiscal year ended December 31, 1996 to any of the Named Executives.


                           OPTION/SAR GRANTS IN 1996

                                                                                       Potential
                                                                                       Realizable
                                                                                    Value at Assumed
                                                                                    Annual Rates of
                                                                                      Stock Price
                                                                                      Appreciation
                                 Individual Grants                                   for Option Term
                                 -----------------                                  ----------------
       (a)                 (b)               (c)            (d)          (e)         (f)        (g)
                        Number of
                       Securities
                       Underlying         Percent of
                        Options/        Total Options/    Exercise
                          SARs           SARs Granted     or Base
                         Granted         to Employees      Price      Expiration
       Name               (#)(1)           in 1996       ($/Sh)(1)       Date        5%($)      10%($)
       ----           -------------        -------        -------     ----------    ------     -------
 FRANK BASIRICO             22,000           52%           15.00       9-18-06      207,535    525,535


 EDWIN POMPLUN               5,500           13%           13.30       4-16-06       46,003    116,582


(1) Retroactively adjusted for the 10% stock dividend paid in January 1997.

         Option Exercises and Holdings

                 The following table provides information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held by the Named Executives as of December 31, 1996:

               AGGREGATED OPTION(1) EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES


                                                                    Number of Unexercised       Value of Unexercised In-the-
                                                                     Options at 12/31/96         Money Options at 12/31/96
                                                                            (#)(2)                        ($)(3)
                             Shares Acquired     Value         ------------------------------   ----------------------------
            Name             on Exercise(#)    Realized($)     Exercisable      Unexercisable    Exercisable   Unexercisable
 -------------------------   ---------------   -----------     -----------      -------------    -----------   -------------
  D. Linn Wiley                    N/A       $     N/A            81,361            3,340         $1,275,501      $ 30,478

  Frank Basirico                   N/A       $     N/A             1,306           24,566         $   12,067      $152,999

  Vincent T. Breitenberger         N/A       $     N/A            41,856            6,544         $  999,657      $ 60,892

  Jay W. Coleman                   N/A       $     N/A            66,056            6,544         $1,029,516      $ 60,892

  Edwin Pomplun                    N/A       $     N/A                 0            5,500                N/A      $ 41,633

  Robert J. Schurheck            20,000      $ 157,200            31,956            6,544         $  492,611      $ 60,892

----------

(1) The Company has no plans pursuant to which stock appreciation rights may be granted.

(2)      Retroactively adjusted for the 10% stock dividend paid in January
         1997.

(3) Value of unexercised "in-the-money" options is the difference between the fair market value of the securities underlying the options or SARs and the exercise or base price of the options or SARs at exercise or fiscal year-end, respectively.


         Board of Directors' Report on Executive Compensation

                 With the exception of decisions related to stock options, decisions on the compensation of the Company's executives, including the Named Executives, during 1996 were approved by the entire Board of Directors. Decisions with respect to stock options are made by the Stock Option Committee which is comprised of all of the Company's non-employee directors.

                 The Report of the Board of Directors and the Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

                        REPORT OF THE BOARD OF DIRECTORS
                         AND THE STOCK OPTION COMMITTEE

                 The Company has adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. It is intended to encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

                 There are three principal components of the executive compensation program. They include base salary compensation, bonus compensation (performance compensation) and long-term incentive compensation.

                 For 1996, the base salary compensation for each of the Company's executive officers, including the Named Executives other than Mr. Wiley, was determined by first establishing a range of base salary compensation for each executive. This salary range is predicated on the California Bankers Association salary survey and other salary information and considerations. The mid-point of the base salary range was placed at the higher end of the average base salary range of other California financial institutions of comparable size. This reflects the Company's willingness to pay a higher base salary than its competitors to attract and retain highly qualified executives and employees.

                 Each executive has a base salary which was established within this range. It is predicated on the executive's ability, experience and past and potential performance and contribution to the Company. Furthermore, each base salary was established in such a manner that the Company will have the ability to increase these base salaries within the salary ranges in future years based on the executive's performance. In the event an executive's base salary for the prior year was above the range, the base salary was held constant at the same level as the prior year. The full Board of Directors approved both the range and the actual base salary for each executive officer.

                 The range of each executive's base salary will be evaluated and adjusted, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments for each executive will be predicated primarily on performance and the executive's position in the base salary range. Performance evaluations are conducted at least annually, and they are based primarily on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year. For example, a branch manager would have performance objectives and standards based on, among other things, deposit growth, fee income, expense control and net earnings.

                 Bonus compensation is based on return on equity for the Bank and other specific performance criteria. The Bank must achieve a minimum return on equity for anyone to be eligible for a bonus. This criteria was a minimum return on average equity of 15% for 1996. The actual return on average equity for the Bank for the year was 17.14%. Assuming the minimum return on equity is achieved, for each individual, 50% of the bonus award is based on return on equity and 50% of the bonus award is based on individual performance as measured against specific performance objectives and standards established at the beginning of the year. The individual performance objectives and standards relate to specific results where the executive has substantial influence and accountability. All bonuses paid to executive officers, including the Named Executives, for service during 1996 were approved by the full Board of Directors.

                 The Company maintains two compensation plans that are intended to provide long-term incentives for its executive officers. They include a Stock Option Plan and a Profit Sharing Plan.

                 The Stock Option Plan is designed to align the interests of key employees, including the Named Executives, with those of shareholders. It is intended to provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase Company Common Stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Stock Option Plan is administered by the Stock Option Committee, which is comprised of all the Company's non-employee directors. This committee has the authority to select the key employees to whom stock options are granted and the number of options granted to such persons. The members of the Stock Option Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee's contribution to the Company, including an assessment of the employee's responsibilities, as well as the employee's commitment to the Company's future. As set forth in "Proposal 2," the Company is having the shareholders vote on an Amendment to the Stock Option Plan as a result of the enactment of Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. See "Proposal 2."

                 The Profit Sharing Plan is designed primarily to provide retirement benefits to all eligible employees, including Named Executives. It also has death and disability features. Employees become eligible upon completing at least one year of service. Annual contributions are made solely by the Company. These contributions are entirely discretionary, and they are approved by the Board of Directors based on the earnings of the Company. For 1996, the Company contributed $888,213, or 8% of total employee base salary and bonus, to the Profit Sharing Plan. Contributions are allocated proportionately to the accounts of plan participants based on their base salaries and bonus. Plan participants become fully vested in these amounts upon reaching seven years of service.

                 Mr. Wiley, the President and Chief Executive Officer of the Company and the Bank, received compensation for his services during 1996 based primarily upon his rights under his employment agreement with the Company and the Bank that was entered into on August 8, 1991. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The employment agreement provided that Mr. Wiley is eligible to receive a discretionary annual bonus. This bonus is based on specific performance achievements as outlined above for other executive officers. Mr. Wiley may receive a bonus of up to and including 83% of his base salary under this plan. He received an annual bonus of $204,750, or 70% of base salary, for his services in 1996. This bonus was predicated on return on average equity, deposit growth, noninterest expense control, loan delinquencies, net loan losses and staff turnover. In addition to the benefits provided for under this employment agreement, Mr. Wiley is an eligible participant in the Company's Profit Sharing Plan. He received an unvested allocation of $12,000 for 1996. This represents his proportionate share of the aggregate employer contribution authorized by the Board of Directors for 1996.


Dated:  April 1, 1997

                                     THE BOARD OF DIRECTORS

                                         GEORGE A. BORBA
                                         JOHN A. BORBA
                                         RONALD O. KRUSE
                                         JOHN J. LoPORTO
                                         CHARLES M. MAGISTRO
                                         JAMES C. SELEY
                                         JOHN VANDER SCHAAF
                                         D. LINN WILEY

                                     THE STOCK OPTION COMMITTEE

                                         GEORGE A. BORBA
                                         JOHN A. BORBA
                                         RONALD O. KRUSE
                                         JOHN J. LoPORTO
                                         CHARLES M. MAGISTRO
                                         JAMES C. SELEY
                                         JOHN VANDER SCHAAF

Compensation Committee Interlocks and Insider Participation

                 No person who served as a member of the Personnel Committee or the Stock Option Committee during the 1996 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries, except Mr. Wiley, the President and Chief Executive Officer of the Company and the Bank. All decisions regarding compensation of executive officers during 1996, other than those related to stock options or the base salary of Mr. Wiley, were made by the entire Board of Directors. With the exception of Mr. Wiley, the President and Chief Executive Officer of the Company and the Bank, none of the persons who served as members of the Company's Board of Directors during the 1996 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries.


         Performance Graph

                 The following graph compares, for the period from December 31, 1991 through December 31, 1996, the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the American Stock Exchange market index (ii) the cumulative total return of an index comprised of banks and bank holding companies headquartered in Southern California which were formerly used by Montgomery Securities in comprising a published index, which published index no longer exists (the peer group line depicted below) and (iii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the "Pacific States," which are Alaska, California, Hawaii, Oregon
and Washington (the industry group line depicted below).   The graph assumes an
initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

                 The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN



                                               1992         1993          1994          1995         1996
 CVB Financial Corp.             100          112.36        168.92       221.24        212.98        331.84

 AMEX Market Index               100          101.37        120.44       106.39        137.13        144.70

 Peer Group Index                100           77.67         93.61       111.94        155.91        238.47

 Industry Index                  100           98.81        127.36       124.89        151.88        216.02


         Director Compensation

                 In 1996, directors of the Company and the Bank received $2,922 per month for Board and Committee meetings, except for the Chairman of the Board and one Vice Chairman of the Board who received $8,346 and $5,565, respectively, per month for such meetings. Mr. Wiley, the President and Chief Executive Officer of the Company and the Bank, received no fees for serving as a director of the Company or the Bank. The aggregate amount of directors' fees paid in 1996 was $324,720. Each of the Company's non-employee directors is also entitled to receive up to five annual fixed grants of options to purchase 5,000 shares per grant, subject to standard anti-dilution adjustments, of the Company's Common Stock under the Company's Option Plan.


CERTAIN TRANSACTIONS

                 Some of the directors and executive officers of the Company and its subsidiaries and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 1996, and the Bank expects to have such banking transactions in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the Board of Directors of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.


Section 16(a) Beneficial Ownership Reporting Compliance

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Executive officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish to the Company copies of all Section 16(a) forms they file.

                 Based solely on review of the copies of such forms furnished to the Company, or written representation that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 1996 all executive officers, directors and greater than ten- percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except for Robert J. Schurheck, who filed one late Form 4 covering two sales of securities.

                                   PROPOSAL 2
                APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN

                 The Company's Option Plan was adopted by the Board of Directors on February 21, 1991 and approved by the shareholders on May 15, 1991. Subsequent to adoption of the Option Plan by the Board of Directors and approval of the Option Plan by the shareholders, Congress enacted the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993"). OBRA 1993 amended the Internal Revenue Code of 1986 (the "Code") by, among other things, modifying
Section 162(m) of the Code to limit the deductibility of compensation paid by a publicly held corporation to certain executives to $1,000,000 each for a tax year.

                 Section 162(m) applies its limitation on deductions to the year in which the corporation claims the deduction, which is not necessarily the year in which the corporation establishes a deferred compensation arrangement. In the case of stock options, the corporation may be claiming a deduction with respect to the options several years after the corporation awarded the options to executives. The corporation's deduction for a Non-Qualified Stock Option is generally deferred until the optionee exercises the option and is computed by reference to the fair market value of the corporation's stock on the exercise date. The corporation's deduction matches the timing and amount of the optionee's income. Therefore, it is impossible to determine at the time of option award, what year will be the year for claiming a deduction, which executives will be covered by Section 162(m) in that later year, or what their total compensation for a particular optionee will be for that later year. Section 162(m) of the Code excludes from compensation covered by the deduction limitation certain performance-based compensation. The Company believes that it is in the Company's best interests to amend the Option Plan so that stock options awarded under the Option Plan can qualify for exclusion under Section 162(m) of the Code as performance-based compensation. The Company further believes that it is in the Company's best interests to ensure that the Option Plan is administered in compliance with Rule 16b-3, or any successor provisions under the Securities Exchange Act of 1934, as amended.

                 Under Section 162(m), stock options can qualify as performance-based compensation if certain substantive and procedural requirements (including shareholder approval of the material terms of the arrangement) are satisfied. The Amendment is intended primarily to comply with these requirements. The Amendment does not increase the benefits to any person eligible to receive stock options. The Company is seeking shareholder approval of this Proposal 2 in compliance with the procedural requirements of Section 162(m).

                 The description of the Option Plan and the proposed amendment is qualified in its entirety to the Option Plan and the related Option Amendment, copies of which are attached as Exhibit A to the Proxy Statement.

                 The Option Plan.

                 The Option Plan provides for the grant of options for purchase of shares of Common Stock to the employees ("Employees"), employee directors ("Employee Directors") and non-employee directors ("Non-Employee Directors") of the Company and its subsidiaries. The Company originally reserved 850,000 shares of Common Stock for grant under the Plan, which, after adjustment for changes in the Company's outstanding stock because of stock dividends, is, as of the Record Date, 1,368,934. Options granted under the Plan are intended to qualify as Incentive Stock Options as that term is used in Section 422 of the Code, or Non-Qualified Stock Options. All Employees and Employee-Directors are eligible to receive incentive stock options. All Employees, Employee Directors and Non-Employee Directors are eligible to receive Non- Qualified Options.

                 Of the option shares originally provided for under the Option Plan (as adjusted for stock dividends) there are options outstanding on 636,668 shares and options on 559,657 shares remain available for issuance under the Option Plan, as of the Record Date.

                 The Option Plan provides for the grant of Options in order to provide incentives for high levels of performance and to encourage stock
ownership in the Company.   The Option Plan provides that it shall be
administered by the Board of Directors of the Company unless delegated to a committee. Currently, the Option Plan is administered by a Stock Option Committee (the "Committee") of the Board consisting of six of the seven directors of the Company. The Committee has full power and authority in the administration of the Option Plan, including the designation of participants and the determination of the respective option agreements. Unpurchased shares subject to an option that lapse or terminate are available for future options. Pursuant to the Option Plan, each Non-Employee Director, without any further action on the part of the Board or the Committee, automatically receives or has already received, a grant of 5,000 options for each 12 month period of continuous service. Based on their length of service, all of the current Non-Employee Directors of the Company, except for Mr. Seley, have already received their grants of options pursuant to this provision of the Option Plan. Such options are immediately exercisable as to one hundred percent of the shares underlying the grant, and expire ten years from the date the option was granted.

                 The purchase price of each share of stock upon exercise of a Non-Qualified Option is not less than 100% of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of common stock subject to an Incentive Stock Option may not be less than one hundred ten percent (110%) of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The fair market value of such stock is determined by the Committee.

                 Each option granted pursuant to the Option Plan is governed by its own terms except that each option shall contain in substance each of the following provisions. Each option must expire no later than 10 years from the date of grant, except for Incentive Stock Options granted to holders of more than 10% of the outstanding voting stock of the Company, which must expire not later than five (5) years from the date of grant. Each option is exercisable in such installments, which need not be equal, and upon such contingencies as the Committee determines. If an Employee or Employee Director optionee ceases to be employed by the Company or its subsidiaries or a Non-Employee Director optionee ceases to serve as a director of the Company or its subsidiaries, then such optionee's option terminates three months thereafter, and during such three month period, such options shall be exercisable only as to those shares with respect to which installments were vested; provided, however, that if termination is due to any of the following circumstances, the exercise period for such options may vary from the three month period: (i) such person's permanent and total disability; (ii) the optionee dies while serving as an employee or director of the Company or its subsidiaries or within not more than three months thereafter; (iii) the option by its terms specifies either that it will terminate sooner than three (3) months thereafter, or, in the case of a Non-Qualified Option, that it may be exercised more than three (3) months after termination of employment, or (iv) the Employee or Employee Director is terminated for cause.

                 If the outstanding shares of stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted.

                 Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, any option granted prior to such occurrence shall be exercisable in full for the thirty day period following the delivery of notice to each such person of the occurrence of any such event, notwithstanding any provisions above.

                 The Board of Directors of the Company may amend the Option Plan at any time, except that any of the following amendments must be approved by the Company's shareholders: (i) amendments which materially increase the number of shares reserved for options under the Option Plan; (ii) amendments which materially modify the requirements as to eligibility for participation in the Option Plan; (iii) or amendments which materially increase the benefits accruing to participants under the Option Plan.

                 The Board may suspend or terminate the 1991 Plan at any time. Unless sooner terminated, the 1991 Plan will terminate on February 21, 2001.

         Federal Income Tax Consequences

                 The following discussion is only a summary of the principal federal income tax consequences of the options and rights granted under the Option Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

         Restriction on Deductions. Not every amount paid as compensation for services is currently deductible. For example, depending upon the services rendered, some compensation payments must be capitalized or added to inventory costs. Two other restrictions potentially applicable to deductions for executive compensation payments are the restriction on deduction of so-called "excess parachute payments" and the deduction limit of $1,000,000 per year for certain executive compensation. Whether any such restrictions will apply to specific future payments of compensation by the Company cannot be predicted at this time.

         Incentive Stock Options. Generally under present law, when an option qualifies as an incentive stock option under Section 422 of the Code: (i) an optionee will not realize taxable income either upon the grant or the exercise of the option, (ii) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares underlying the option.
A disposition by an optionee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. The Company would become entitled to a corresponding deduction. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain.

         Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at a graduated rate for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years. The Company does not obtain a deduction as a result of an optionee incurring the alternative minimum tax.

         Non-Qualified Stock Options. In the case of Non-Qualified Stock Options, no income generally is recognized by the optionee at the time of the grant of the option. Under present law the optionee generally will recognize ordinary income at the time the Non-Qualified Stock Option is exercised equal to the aggregate fair market value of the shares underlying the option acquired less the option price. Ordinary income from a Non-Qualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

         Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

         The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in connection with the exercise of a Non-Qualified Stock Option provided the Company complies with any withholding or reporting requirements of federal and state law.

         Options to Non-Employee Directors. These options would be Non-Qualified Stock Options for tax purposes, and the tax rules applicable to them would generally be the same as the rules for Non-Qualified Stock Options described above. However, since the optionees are not employees, income tax withholding would not be required in order for the Company to qualify for its income tax deduction.

                 PROPOSED AMENDMENT TO THE OPTION PLAN

                 Under the proposed Option Amendment, the Board specifically provides that the Option Plan shall be administered by a Committee, although the Board retains the right to administer the Option Plan itself in accordance with its terms. In addition, the proposed Option Amendment specifically appoints to the Committee individuals who are "outside directors" within the meaning of Section 162(m) of the Code and treasury regulations and individuals who are "nonemployee directors" under Rule 16b-3 of the Securities Exchange Act of 1934. The Committee shall always be composed of not fewer than two (2) members of the Board. Any attempted appointment to the Committee of a person who does not qualify as an Outside Director and Nonemployee Director shall be null and void. Any Committee member who loses the status of an Outside Director and Nonemployee Director shall automatically cease to be a member of the Committee as soon as such status is lost.

                 "Outside directors" shall not include any individual who:

                 (a)      is a current employee of the Company;

                 (b) is a former employee of the Company who receives compensation for prior services (other than benefits under a tax- qualified retirement plan) during the taxable year;

                 (c)      has been an officer of the Company; or

                 (d) receives remuneration, as defined in the Code, from the Company either directly or indirectly, in any capacity other than as a director.

         "Nonemployee Director" is a director who:

                 (a) is not currently an officer of the Company or a parent or subsidiary thereof, or otherwise currently employed by the Company, parent or subsidiary;

                 (b) does not receive compensation in excess of $60,000, either directly or indirectly, from the Company or a parent or subsidiary, for services rendered as a consultant other than as a director;

                 (c) does not possess an interest in any transaction for which disclosure is required in the Company's proxy materials; and

                 (d) is not engaged in a business relationship for which disclosure would be required in the Company's proxy materials.

                 The Option Amendment clarifies that options are granted for achieving performance goals, and the performance goal is an increase in the value of the Company's shares over the option exercise price. In addition, the Option Amendment states that the Committee has the power to establish and administer performance goals under the Option Plan, and, to the extent required by the Code and Treasury Regulations, ensure that performance goals have been obtained, provided, however, that the Committee has no authority to change the performance goals of the Option Plan after the shareholders of the Company have approved the Option Plan, and any amendments thereto.

                 Furthermore, the Option Amendment provides that during any calendar year, the Committee shall not award any participant under the Option Plan options to acquire more than 100,000 shares of stock (subject to adjustment under the Option Plan and subject to any other limits on option awards in effect under the Option Plan from time to time), and that no more than 400,000 shares may be granted to any person under the Option Plan cumulatively.

                 Approval of Proposal 2 requires the affirmative vote of a majority of the outstanding shares of the Company's Stock represented and entitled to vote at the Meeting.

                 The Company hereby solicits shareholder approval of the Option Amendment to the Option Plan with respect to each of the foregoing items, by an affirmative vote for Proposal 2. Upon shareholder approval of the Option Amendment to the Option Plan, it shall be effective retroactively to the date such Option Amendment was approved by the Board and the Committee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                                   PROPOSAL 3
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                 The Board of Directors has appointed Deloitte & Touche as its independent public accountants for the year ending December 31, 1997, and shareholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. Deloitte & Touche, the Company's accountants for the year ended December 31, 1996, performed audit services for 1996 which included the examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission. All professional services rendered by Deloitte & Touche during 1996 were furnished at customary rates and terms. Representatives of Deloitte & Touche will be present at the Meeting and will be available to respond to appropriate questions from shareholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.


                                 ANNUAL REPORT

                 Together with this Proxy Statement, CVB Financial Corporation has distributed to each of its shareholders an annual report, including the Company's Form 10-K, for the year ended December 31, 1996. The Company's Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche, the Company's independent public accountants.

                 UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO DONNA MARCHESI, SECRETARY OF THE COMPANY, AT 701 NORTH HAVEN AVENUE, SUITE 350, ONTARIO, CALIFORNIA 91764, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE

SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.


                           PROPOSALS OF SHAREHOLDERS

                 Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders must be submitted by a shareholder prior to December 20, 1997, in a form that complies with applicable regulations.


                                 OTHER BUSINESS

                 The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.


Dated:  April 15, 1997             CVB FINANCIAL CORP.



                                   By /s/ D. LINN WILEY
                                      -------------------------------------
                                      D. Linn Wiley
                                      President and Chief Executive Officer

                                                                       EXHIBIT A

                                OPTION AMENDMENT

SECTION 1 OF THE 1991 PLAN IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

                 1.       PURPOSE.

                          (a)     The purpose of the CVB Financial Corp. 1991
Stock Option Plan (the "1991 Plan") is to strengthen CVB Financial Corp. (the "Company") by providing to participating employees (the "Employees"), employee directors (the "Employee Directors") and non-employee directors (the "Non-Employee Directors") added incentives for high levels of performance and to encourage stock ownership in the Company. The 1991 Plan seeks to accomplish these performance goals by providing a means whereby such Employees, Employee Directors and Non-Employee Directors of the Company and its subsidiaries may be given an opportunity to purchase by way of option common stock of the Company. The performance goal for those eligible to participate in the 1991 Plan is an increase in the value of the Company's shares over the option exercise price.

                          (b)     The Company, by means of the 1991 Plan, seeks
to secure and retain the services of such Employees, Employee Directors and Non-Employee Directors of the Company or any of its subsidiaries, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                          (c)     The Company intends that the options issued
under the 1991 Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the 1991 Plan has been delegated pursuant to subparagraph 2, be either incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto ("incentive stock options"), or options which do not qualify as incentive stock options ("nonqualified stock options"). All options shall be separately designated as incentive stock options or nonqualified stock options at the time of grant, and a separate certificate or certificates shall be issued for shares purchased on the exercise of each type of option.

SECTION 2 OF THE 1991 PLAN IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

                 2.       ADMINISTRATION.

                          (a)     The 1991 Plan shall be administered by a
committee of the Board (the "Committee"). Notwithstanding the foregoing, the Board retains the right to administer the 1991 Plan itself in accordance with the provisions of this Section 2. Board and Committee action shall be taken pursuant to a majority vote or the unanimous written consent of its members. The Board and the Committee have evidenced their adoption of the 1991 Plan by their signatures at the end of the 1991 Plan.

                          (b)     The Committee shall have the power, subject
to, and within the limitations of, the express provisions of the 1991 Plan:

                                  (i)      To determine from time to time which
of the persons eligible under the 1991 Plan shall be granted an option; when and how the option shall be granted; whether the option will be an incentive stock option or a nonqualified stock option; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; the duration of and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 1991 Plan; and the number of shares for which an option shall be granted to each such person.

                                  (ii)     To determine any conditions or
restrictions imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability).

                                  (iii)    To construe and interpret the 1991
Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, to establish, amend and revoke rules and regulations for its administration. to establish and administer performance goals under the 1991 Plan, and to the extent required by the Code and Treasury Regulations, ensure that performance goals have been obtained, provided, however, that the Committee has no authority to change the performance goals of the 1991 Plan after the shareholders of the Company have approved the 1991 Plan, and any amendments thereto. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the 1991 Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 1991 Plan fully effective.

                                  (iv)     To cancel, at any time and from time
to time, with the consent of the affected optionee or optionees, any or all outstanding options granted under the 1991 Plan and the grant and substitution therefor of new options under the 1991 Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date.

                                  (v)      Generally, to exercise such powers
and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

                          (c)     The Committee shall be composed of not fewer
than two (2) members of the Board. All of the members of the Committee shall be "nonemployee directors" as such term is defined in Securities and Exchange Commission Rule 16b-3 under the 1934 Act ("Nonemployee Directors") and shall qualify as "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulations 1.162-27(c)(3) ("Outside Director"). The Board shall have the authority to appoint and remove Committee Members, provided, however, that any attempted appointment to the Committee of a person who does not qualify as an Outside Director and Nonemployee Director shall be null and void. Any Committee member who loses the status of an Outside Director and Nonemployee Director shall automatically and without further action cease to be a member of the Committee as soon as such status is lost.

                          (d)     The determinations of the Board or the
Committee on matters referred to in this paragraph 2 shall be final and conclusive.

SECTION 4(D) IS HEREBY ADDED TO THE 1991 PLAN AND SHALL READ AS FOLLOWS:

                 4.       ELIGIBILITY.

                 (d) Options for no more than 100,000 shares may be granted to any person under the 1991 Plan in any calendar year. Options for no more than 400,000 shares may be granted to any person under the 1991 Plan cumulatively. Further, such numbers of shares specified in the foregoing two sentences shall be subject to adjustment under Section 9. The amount of compensation any eligible person could receive under an option grant is based solely on an increase in value of the Company stock after the date of the grant of the option.


ALL OTHER PROVISIONS OF THE 1991 PLAN UNAFFECTED BY THE FOREGOING AMENDMENTS SHALL REMAIN IN FULL FORCE AND EFFECT.

                              CVB FINANCIAL CORP.
                             1991 STOCK OPTION PLAN

                           Adopted February 21, 1991

                  Approved by the Shareholders on May 15, 1991

                 1.       PURPOSE.

                          (a)     The purpose of the CVB Financial Corp. 1991
Stock Option Plan (the "1991 Plan") is to strengthen CVB Financial Corp. (the "Company") by providing to participating employees (the "Employees"), employee directors (the "Employee Directors") and non-employee directors (the "Non-Employee Directors") added incentives for high levels of performance and to encourage stock ownership in the Company. The 1991 Plan seeks to accomplish these goals by providing a means whereby such Employees, Employee Directors and Non-Employee Directors of the Company and its subsidiaries may be given an opportunity to purchase by way of option common stock of the Company.

                          (b)     The Company, by means of the 1991 Plan, seeks
to secure and retain the services of such Employees, Employee Directors and Non-Employee Directors of the Company or any of its subsidiaries, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                          (c)     The Company intends that the options issued
under the 1991 Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the 1991 Plan has been delegated pursuant to subparagraph 2(d), be either incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto ("incentive stock options"), or options which do not qualify as incentive stock options ("nonqualified stock options"). All options shall be separately designated as incentive stock options or nonqualified stock options at the time of grant, and a separate certificate or certificates shall be issued for shares purchased on the exercise of each type of option.

                 2.       ADMINISTRATION.

                          (a)     The 1991 Plan shall be administered by the
Board unless and until the Board delegates administration to a committee ("Committee"), as provided in subparagraph 2(d). Board action shall be taken pursuant to a majority vote or the unanimous written consent of its members.

                          (b)     The Board shall have the power, subject to,
and within the limitations of, the express provisions of the 1991 Plan:

                                  (i)      To determine from time to time which
of the persons eligible under the 1991 Plan shall be granted an option; when and how the option shall be granted; whether the option will be an incentive stock option or a nonqualified stock option; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; the duration of and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 1991 Plan; and the number of shares for which an option shall be granted to each such person.

                                  (ii)     To determine any conditions or
restrictions imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability).

                                  (iii)    To construe and interpret the 1991
Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the 1991 Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 1991 Plan fully effective.

                                  (iv)     To cancel, at any time and from time
to time, with the consent of the affected optionee or optionees, any or all outstanding options granted under the 1991 Plan and the grant and substitution therefor of new options under the 1991 Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date.

                                  (v)      Generally, to exercise such powers
and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

                          (c)     The Board shall comply with the provisions of
Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") as in effect from time to time, to the extent applicable to the 1991 Plan.

                          (d)     The Board may delegate administration of the
1991 Plan to a Committee composed of not fewer than two (2) members of the Board. All of the members of the Committee shall be "disinterested persons" as provided in Rule 16b-3(c)(2)(i) promulgated pursuant to the 1934 Act. The Committee shall have, in connection with the administration of the 1991 Plan, the powers theretofore possessed by the Board as set forth in subparagraph 2(b), subject, however, to such resolutions, not inconsistent with the provisions of the 1991 Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the 1991 Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members. The Board may abolish the Committee at any time and revest in the Board the administration of the 1991 Plan.

                          (e)     The determinations of the Board or the
Committee on matters referred to in this paragraph 2 shall be final and conclusive.

                 3.       SHARES SUBJECT TO THE 1991 PLAN.

                 Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 1991 Plan shall not exceed the aggregate of 850,000 shares of the Company's common stock. If any option granted under the 1991 Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 1991 Plan.

                 4.       ELIGIBILITY.

                          (a)     All Employees and Employee Directors of the
Company or its subsidiaries shall be eligible to receive incentive stock options. Non-Employee Directors of the Company or its subsidiaries shall not be eligible to receive incentive stock options.

                          (b)     All Employees, Employee Directors and
Non-Employee Directors of the Company or its subsidiaries shall be eligible to receive nonqualified stock options.

                          (c)     The Company may issue incentive stock options
provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any incentive stock option granted pursuant to the 1991 Plan exceeds such maximum, such incentive stock option shall be considered to be a nonqualified option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

                 5.       OPTION PROVISIONS.

                 Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                          (a)     Each option granted and all rights or
obligations thereunder by its terms shall expire on such date as the Board or the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the 1991 Plan. Notwithstanding the foregoing, any incentive stock option granted to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its affiliates shall expire not later than five (5) years from the date of grant. For purposes of the 1991 Plan, the date of grant of an option shall be the date on which the Board or the Committee (as the case may be) takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.

                          (b)     The exercise price of each option shall be
determined by the Board or the Committee and shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of common stock subject to an incentive stock option may not be less than one hundred ten percent (110%) of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The fair market value of such stock shall be determined by the Board or the Committee in accordance with any reasonable valuation method, including the valuation method described in Treasury Regulation Section 20.2031-2.

                          (c)     The purchase price of stock acquired pursuant
to an option shall be paid at the time the option is exercised in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Board or the Committee in accordance with any reasonable evaluation method including the evaluation method described in Treasury Regulation Section 20.2031-2) equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising the option shall be required to furnish the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

                          (d)     An option by its terms may only be
transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                          (e)     Subject to subparagraph 5(f) and except as
provided in paragraph 10, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board shall determine.

                          (f)     From time to time during each of such
installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                          (g)     The Company may require any optionee, or any
person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.

                          (h)     If an Employee or Employee Director optionee
ceases to be employed by the Company or its subsidiaries or a Non-Employee Director optionee ceases to serve as a director of the Company or its subsidiaries, then such optionee's option shall terminate three (3) months thereafter, and during such three month period, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the optionee ceased to be employed by the Company or its subsidiaries or ceased to serve as a director of the Company or its subsidiaries, unless:

                                  (i)      Such termination is due to such
person's permanent and total disability, within the meaning of Section 22(e)(3) of the Code, in which case the stock option agreement may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or cessation of directorship, and provided further that if such optionee dies during such specified period following such termination of employment or cessation of directorship, then the stock option agreement may, but need not, provide that such option may be exercised at any specified time up to one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of the optionee's employment or cessation of the optionee's directorship;

                                  (ii)     The optionee dies while in the
employ of the Company or its subsidiaries or while serving as a director of the Company or its subsidiaries (which shall constitute termination of employment or cessation of directorship), or within not more than three (3) months after termination of such employment or cessation of directorship, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of optionee's employment or cessation of optionee's directorship;

                                  (iii)    The option by its terms specifies
either (a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or cessation of the optionee's directorship, or (b) that in the case of nonqualified stock options it may be exercised more than three (3) months after termination of the optionee's employment or cessation of the optionee's directorship, but only to the extent that the optionee was entitled to exercise said option immediately prior to the termination of optionee's employment or cessation of optionee's directorship;

                                  (iv)     The Employee or Employee Director
optionee's employment is terminated for cause, whereupon the option terminates immediately unless such termination is waived by the Board or Committee. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Board or Committee with respect thereto shall be final and conclusive; or

                                  (v)      The Employee Director or
Non-Employee Director optionee is removed from the Board of Directors of the Company or any of its subsidiaries for cause, whereupon the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                 This subparagraph 5(h) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

                          (i)     Options may be exercised by ten (10) days
written notice delivered to the Company stating the number of shares with respect to which the option is being exercised together with payment for such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

                          (j)     Any option granted hereunder shall provide as
determined by the Board or the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company or any subsidiary thereof to deduct or withhold in the form of cash or, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Board or the Committee in its discretion. Any shares of stock issued pursuant to the exercise of an option and transferred by the optionee to the Company for purposes of satisfying any withholding obligation shall not again be available for purposes of the Plan.

                 6.       COVENANTS OF THE COMPANY.

                          (a)     During the terms of the options granted under
the 1991 Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                          (b)     The Company shall seek to obtain from each
regulatory commission or agency having jurisdiction over the 1991 Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 1991 Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the 1991 Plan, any option granted under the 1991 Plan or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 1991 Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

                          (c)     The Company shall indemnify and hold harmless
the members of the Board and the Committee in any action brought against any member in connection with the administration of the 1991 Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the 1991 Plan and its administration.

                 7.       USE OF PROCEEDS FROM STOCK.

                 Proceeds from the sale of stock pursuant to options granted under the 1991 Plan shall constitute general funds of the Company.

                 8.       MISCELLANEOUS.

                          (a)     Neither an optionee nor any person to whom an
option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                          (b)     Nothing contained in the 1991 Plan, or in any
option granted pursuant to the 1991 Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

                 9.       ADJUSTMENTS UPON CHANGES IN STOCK.

                 If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Board or the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1991 Plan on account of any such adjustment.

                 10.      TERMINATING EVENTS.

                 Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), the Board or the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1991 Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 1991 Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

                 11.      AMENDMENT OF THE 1991 PLAN.

                          (a)     The Board at any time, and from time to time,
except as otherwise provided in subparagraph 11(c), may amend the 1991 Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all outstanding shares of the Company entitled to vote, within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                            (i)      Materially increase the number of shares
reserved for options under the 1991 Plan;

                            (ii)     Materially modify the requirements as to
eligibility for participation in the 1991 Plan; or

                            (iii)    Materially increase the benefits accruing
to participants under the 1991 Plan;

provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the 1991 Plan under Section 422A of the Code.

It is expressly contemplated that the Board, in its sole discretion, may amend the 1991 Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the 1991 Plan and/or options granted under it into compliance therewith.

                          (b)     Rights and obligations under any option
granted pursuant to the 1991 Plan, while the 1991 Plan is in effect, shall not be altered or impaired by suspension or termination of the 1991 Plan, except with the consent of the person to whom the stock or option was granted.

                          (c)     The provisions of paragraph 14 may not be
amended more than once every six (6) months other than to comply with changes in the Code, the Employee Retirement Income Securities Act, or the rules thereunder.

                 12.      TERMINATION OR SUSPENSION OF THE 1991 PLAN.

                          (a)     The Board may suspend or terminate the 1991
Plan at any time. Unless sooner terminated, the 1991 Plan shall terminate ten years from the Effective Date (as defined in paragraph 13) of the 1991 Plan. No options may be granted under the 1991 Plan while the 1991 Plan is suspended or after it is terminated.

                          (b)     Rights and obligations under any option
granted pursuant to the 1991 Plan, while the 1991 Plan is in effect, shall not be altered or impaired by suspension or termination of the 1991 Plan, except with the consent of the person to whom the stock or option was granted.

                 13.      EFFECTIVE DATE OF PLAN.

                 The 1991 Plan shall become effective on February 21, 1991 (the "Effective Date") but no options granted under the 1991 Plan shall be exercised unless and until the 1991 Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote or by the unanimous written consent of the holders of all of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the appropriate state securities authorities and approval has been obtained from the appropriate federal or state and/or federal regulatory authorities.

                 14.      OPTIONS TO NON-EMPLOYEE DIRECTORS.

                 Notwithstanding anything to the contrary stated in this 1991 Plan, Options to Non-Employee Directors shall be granted, without any further action on the part of the Board or the Committee, only upon the following terms and conditions:

                          (a)     Each such person who is a director of the
Company on the Effective Date of the 1991 Plan shall receive non-qualified options to acquire (i) 5,000 shares of stock of the Company, subject to adjustment as provided in paragraph 9 hereof, on the Effective Date of the 1991 Plan and (ii) after each 12 month period of continuous service as a director of the Company thereafter, 5,000 shares of stock of the Company, subject to adjustment as provided in paragraph 9 hereof, on the last day of each such period for up to a maximum of four (4) such periods (each such date shall be deemed a date of grant of the options).

                          (b)     Each such person who is not a director of the
Company on the Effective Date of the 1991 Plan shall, after each 12 month period of continuous service as a director of the Company, receive non-qualified options to acquire 5,000 shares of stock of the Company, subject to adjustment as provided in paragraph 9 hereof, on the last day of each such period for up to a maximum of five (5) such periods (each such date shall be deemed a date of grant of the options).

                          (c)     Each option shall be exercisable as to one
hundred percent (100%) of the shares of stock of the Company subject to the option immediately on the date of the grant.

                          (d)     Subject to earlier termination as provided
elsewhere in the 1991 Plan, each option shall expire ten (10) years from the date the option was granted.

                          (e)     The exercise price of each option shall be
equal to one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted, which shall be the closing price for the stock of the Company on the date of such grant or if the date of such grant is not a trading day, the first immediately preceding trading day. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange registered under the 1934 Act on which the stock of the Company is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the last sale price of the stock of the Company on the National Association of Securities Dealers National Market System ("NMS") or, if not quoted in the NMS, the average of the closing bid and asked prices of the stock of the Company on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the stock of the Company is not listed on NASDAQ or any comparable system, the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

                          (f)     Each option shall be subject to the other
provisions of the 1991 Plan.

(Side 1 of Card)
                              CVB FINANCIAL CORP.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoint(s) John A. Borba, John J. LoPorto and James C.
Seley, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of CVB FINANCIAL CORP. (the "Company") to be held at the Red Lion Inn, 222 North Vineyard, Ontario, California 91764, on Wednesday, May 21, 1997, at 7:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

                 1.       ELECTION OF DIRECTORS.

                          [ ] FOR all nominees listed below (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted.

                          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

                 Nominees: George A. Borba, John A. Borba, Ronald O. Kruse, John J. LoPorto, Charles M. Magistro, James C. Seley, and D. Linn Wiley.

                 INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s) write that nominee's(s') name in the space below.

            -------------------------------------------------------

                 2. APPROVAL OF THE AMENDMENT OF THE 1991 STOCK OPTION PLAN so that, among other things, stock options awarded under the 1991 Stock Option Plan can qualify for exclusion under Section 162(m) of the Internal Revenue Code as performance-based compensation.

                           [ ]    FOR

                           [ ]    AGAINST

                           [ ]    ABSTAIN

                 3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE as independent public accountants of the Company for the year ending December 31, 1997.
                           [ ]    FOR

                           [ ]    AGAINST

                           [ ]    ABSTAIN

                 4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

(Side 2 of Card)


                           PLEASE SIGN AND DATE BELOW


                 The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the Proxy Statement accompanying said notice.


Dated:  _________________, 1997


Signed:  ______________________________



Signed:  ______________________________

                 Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE AMENDMENT TO THE 1991 STOCK OPTION PLAN, AND "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN, AND "FOR" RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE.


I (WE) WILL ____   WILL NOT ____  ATTEND THE MEETING IN PERSON.





                                       2